Exhibit 23.2


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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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     We consent to the use in this  Registration  Statement of Premier Financial
Bancorp, Inc. on Form S-1 of our report dated February 10, 1995 for the year ended December 31, 1994 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



/s/McNeal, Williamson & Co.
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McNeal, Williamson & Co.
Certified Public Accountants
Logan, West Virginia
May 28, 1997